Exhibit 10.4

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 29th of December 2001. It is made and entered into by and between Ponca Corporation, a Corporation having offices located in Willow Grove, PA. (hereinafter referred to as "The Company"), and, Henry J. Boucher, Jr., a resident of the State of Connecticut, USA (hereinafter referred to as "Employee").

                                    RECITALS:

WHEREAS, Employee has specialized skills, experience and knowledge in administration, sales and business development particularly with startup and early stage companies,

WHEREAS, The Company is desirous of retaining Employee's services and Employee is desirous of formalizing his relationship with the Company, and

WHEREAS, The Company is willing to enter into an employment agreement with the Employee to provide services for The Company, but only upon the terms and condition provided for hereinafter,

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is

AGREED, that

Services. Employee's title shall be President. The description of the duties responsibilities and accountabilities shall be incorporated into The Company's Bylaws, as they shall be adopted from time to time be The Company's shareholders.

The Company agrees to retain Employee to provide such services under the terms and conditions set forth herein. Employee agrees to render all services under this Agreement in a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. Employee shall be paid at the rate of $10,000.00 monthly, payable semiannually in arrears, first payment due August 1, 2002.

Employment Status. The Company and Employee agree that Employee is an employee of The Company for every purpose. As an employee of The Company, Employee shall be subject all policies, rules and regulations established by The Company's board of directors (the "Board"). Employee shall also have the opportunity to participate in all benefit programs established by The Company and approved by the Board. The purpose of this agreement is to define the terms of the employee's relationship with The Company.

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Control. The Board of Directors shall determine the means and manner of performance of any services rendered pursuant to this Agreement. In conformity with the status of the parties, Employee shall not hold itself out to have powers and authority beyond the scope of those defined for the employee by the Board. Employee shall have no right, power or authority to bind The Company to any agreement, contract or other matter outside the scope of authority established by the Board without the express and prior written consent of The Board.

Termination.

Either party may terminate this agreement by giving the other party thirty (30) days notice.

In addition, the parties agree that if either party shall violate any provision of this Agreement, this Agreement and all of its rights may be terminated immediately for such cause at the option of the non-breaching party. Notice of termination shall be given either personally or by certified mail sent to the last known address of the breaching party. This Agreement shall be breached if this Agreement or any notice or memorandum hereof is recorded in any public records, and The Company and Employee covenant that they will not cause this Agreement to be filed in any public records.

Non-Disclosure Covenant. Employee, during the term of this Agreement, shall have access to and become familiar with various trade secrets and confidential information of the Company. The confidential information shall include, but shall not be limited to the following: (a) the methods and process that comprise The Company's business (b) acquisition plans and strategies. (c) Compilations of data and information selected, arranged and processed by The Company. (d) Marking plans. (e) Financial information of The Company. (f) Other technical, marketing and/or business information and all improvements, developments, supplements and derivations of any of the foregoing (collectively referred to herein as "Confidential Information"). Not included in the term Confidential Information is any information or knowledge obtained by Employee from Employees' own resources and any information or knowledge already in the possession of Employee as of the date of this Agreement. Employee agrees that he shall not use or disclose to any person or entity any of The Company's Confidential Information either directly or indirectly during the term of this Agreement or at any time thereafter except as is required by the conduct of the employee. Employee shall further take reasonable precautions and act in such a manner as to ensure against unauthorized disclosure or us of Confidential Information.

         The following shall remain the exclusive property of The Company and are subject to the terms and conditions of this agreement:

         Any and all files, records, documents, information, data, and similar items relating to the business of The Company coming into Employee's possession from third party sources referred to the Employee by The Company or directly from The Company as a result of its services for The Company;

         Any of The Company's contacts, vendors or contractors.

Any of the Confidential Information, whether prepared by Employee or otherwise coming into its possession as a result of its services for The Company. None of the previously mentioned items shall be removed from the premises of The Company under any circumstances without the prior written consent of an authorized executive of The Company (except in the ordinary course of business during Employee's active service under this Agreement). All such items shall be promptly delivered to The Company upon termination of this Agreement.

Rights of The Company to Work Product and Non-Competition. All work products resulting from the work of Employee with respect to The Company shall be the property of The Company, provided The Company has first fully compensated Employee as is provided for in this document. The work products shall include, but not limited to the following: all writings and other intellectual properties of the Employee created in pursuit of the completion of the services provided or herein and any and all work papers, drafts and research related thereto. The work products shall also include any reports, contracts and other materials resulting from the services provided by Employee to The Company. Employee shall utilize no work product for any purpose without the prior written consent of The Company. During his employment and for a period of none year thereafter, Employee may neither (a) solicit or divert any business in which The Company was engaged or would have become engaged within six months of the date of this departure and with whom Employee has significant contact nor (b) solicit or induce any person employed by The Company to leave such employment nor (c) engage in the same line of business.

Mutual Indemnities. THE COMPANY AND EMPLOYEE JOINTLY AGREES TO AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEY'S FEES, FOR INJURY TO OR DEATH OF ANY PERON, OR FOR DAMAGE TO ANY PROPERY, ARISING OUT OF EITHERS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH THE WORK DONE BY EMPLOYEE UNDER THIS AGREEMENT.

Term. This Agreement shall expire, unless earlier terminated, on May 16, 2004. It will automatically renew monthly until either party gives notice not less than thirty (30) days of termination.

Assignment of Contract. Neither Employee nor The Company shall assign their rights under this Agreement without the written consent of the non-assigning party.

Governing Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflict of laws.

 Entire Agreement Amendment. This Agreement supersedes any and all other agreements, either oral or written, between The Company and Employee with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to Employee's services for The Company. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

Notices. All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, by any of the following methods:
(i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following. (a) If personally delivered, the date of delivery to the address of the person to receive such notice. (b) If delivered by overnight commercial carrier, one day following the receipt of such communication by such carrier from the sender as shown on the sender's delivery invoice from such carrier. (c) If mailed, two (2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effect unless and until received.

         Any such notice or other communication so delivered shall be addressed to the party to be served at the address set forth below:

The Company                                              Employee
-----------                                              --------
Ponca Acquisition                                    Henry J. Boucher, Jr.
1800 North Hill Avenue                               5 Wicks End Lane
Willow Grove, PA 19090                               Wilton, CT 06897

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to constitute receipt of the notice or communication sent.

Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by The Company and Employee. No course of dealing between The Company and Employee, nor any waiver by The Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Employee.

Remedies for Brach. Employee recognizes and acknowledges that the remedy at law for a breach by Employee of any of the covenants contained in this Agreement shall be inadequate. Employee agrees that The Company, in addition to all other legal and equitable remedies it may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or threatened breach. The Company hereby expressly reserves the right to offset any costs it incurs as a result of any breach of this Agreement by Employee against any amounts payable to Employee hereunder and the right to terminate this

Agreement upon written notice for a breach of this Agreement by Employee. Both parties shall have all other rights and remedies available at law or in equity for a breach or threatened breach of the Agreement. Employee agrees that all sums payable to it under this Agreement shall be available to The Company to satisfy Employee's breach of this Agreement and to satisfy Employee's indemnity agreement set forth in Section 7. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the other party.

Removal of illegal, invalid or unenforceable provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision may be removed provision had Never comprised a part of the Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by their removal from this Agreement.

No Partnership or Joint Venture. Nothing in this Agreement is either intended and should not in any way be construed to create any form of joint venture, partnership or agency relationship of any kind between The Company and Employee. The parties expressly disclaiming any intention of any kind to create any such relationship between themselves.

Travel Policy. All travel arrangements must be consistent with the policies and practices adopted by the Board.

Payment. The Company shall pay Employee monthly in arrears. The Company will reimburse Employee for Employee's actual, reasonable expense directly related to the performance of its services hereunder, provided that employee submits appropriate supporting documentation and the teach item of expense has been approved, in advance. Employee shall submit not less frequently that monthly a report on The Company's standard expense report form detailing Employee's reimbursable expenses together with supporting documentation.

Liability. The Company agrees to indemnify, defend, and hold harmless Employee in any lawsuit or other proceeding related to Employee's services and obligations to The Company. There are exceptions to The Company's obligations. The exceptions are those claims arising from the sole gross negligence or willful misconduct of the part of Employee in the performance of its obligation under this Agreement and from the content of the work product itself.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Ponca Corporation ("Company")

By: _________________________________ Date:

Title:
Henry J. Boucher, Jr. (EMPLOYEE"):

By: __________________________________ Date: